Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the Statement on Schedule 13G to which this exhibit is attached and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: May 25, 2022	The Radoff Family Foundation

	By:	/s/ Bradley L. Radoff
		Name:	Bradley L. Radoff
		Title:	Director

Date: May 25, 2022

/s/ Bradley L. Radoff
Bradley L. Radoff